QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-139794 on Form S-8 of our reports dated January 31, 2008, relating to the consolidated financial statements and financial statement schedule of Sealy Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" and the number of weeks included in fiscal years 2007, 2006 and 2005) and the effectiveness of Sealy Corporation's internal control over financial reporting as of December 2, 2007, appearing in this Annual Report on Form 10-K of Sealy Corporation and subsidiaries for the fiscal year ended December 2, 2007.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
January 31, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM